MOLINA HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$312,118	$249,203
Investments	94,570	103,437
Receivables	77,201	70,532
Income tax receivable	4,785	3,014
Deferred income taxes	2,878	2,339
Prepaid expenses and other current assets	7,534	10,321

Total current assets	499,086	438,846
Property and equipment, net	34,093	31,794
Goodwill and intangible assets, net	150,699	124,914
Restricted investments	18,302	18,242
Receivable for ceded life and annuity contracts	35,834	38,113
Other assets	8,608	8,018

Total assets	$746,622	$659,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$249,789	$217,354
Deferred revenue	8,896	803
Accounts payable and accrued liabilities	33,540	31,457

Total current liabilities	292,225	249,614
Long-term debt	15,000	—
Deferred income taxes	7,346	4,796
Liability for ceded life and annuity contracts	35,834	38,113
Other long-term liabilities	4,660	4,554

Total liabilities	355,065	297,077
Stockholders’ equity:
Common stock, $0.001 par value; 80,000,000 shares authorized; issued and outstanding: 27,995,782 shares at June 30, 2006 and 27,792,360 shares at December 31, 2005	28	28
Preferred stock, $0.001 par value; 20,000,000 shares authorized, no shares issued and outstanding	—	—
Paid-in capital	169,743	162,693
Accumulated other comprehensive loss	(714)	(629)
Retained earnings	242,890	221,148
Treasury stock (1,201,174 shares, at cost)	(20,390)	(20,390)

Total stockholders’ equity	391,557	362,850

Total liabilities and stockholders’ equity	$746,622	$659,927

MOLINA HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenue:
Premium revenue	$479,823	$401,915	$929,117	$794,102
Investment income	4,811	2,359	8,893	4,124

Total revenue	484,634	404,274	938,010	798,226
Expenses:
Medical care costs:
Medical services	86,020	67,604	160,878	131,271
Hospital and specialty services	267,689	259,016	530,559	485,548
Pharmacy	48,006	42,870	93,525	85,785

Total medical care costs	401,715	369,490	784,962	702,604
Salary, general and administrative expenses	56,308	37,060	107,521	70,606
Loss contract charge	—	939	—	939
Depreciation and amortization	4,870	3,558	9,632	6,756

Total expenses	462,893	411,047	902,115	780,905

Operating income (loss)	21,741	(6,773)	35,895	17,321
Other expense:
Interest expense	(577)	(418)	(991)	(707)
Other, net	—	(400)	—	(400)

Total other expense	(577)	(818)	(991)	(1,107)

Income (loss) before income taxes	21,164	(7,591)	34,904	16,214
Income tax expense (benefit)	8,012	(2,885)	13,162	6,161

Net income (loss)	$13,152	$(4,706)	$21,742	$10,053

Net income (loss) per share:
Basic	$0.47	$(0.17)	$0.78	$0.36

Diluted	$0.47	$(0.17)	$0.77	$0.36

Weighted average shares outstanding:
Basic	27,947	27,707	27,901	27,662

Diluted	28,270	27,707	28,207	27,981

MOLINA HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(unaudited)

	Six months ended June 30
	2006	2005
Operating activities
Net income	$21,742	$10,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,632	6,756
Amortization of capitalized credit facility fees	429	338
Deferred income taxes	(2,483)	68
Stock-based compensation	2,747	341
Changes in operating assets and liabilities:
Receivables	(6,208)	(3,544)
Prepaid expenses and other current assets	3,098	(287)
Medical claims and benefits payable	9,919	19,127
Accounts payable and accrued liabilities	(2,922)	(6,637)
Income taxes	2,634	(17,784)

Net cash provided by operating activities	38,588	8,431
Investing activities
Purchases of equipment	(7,333)	(6,798)
Purchases of investments	(57,737)	(19,645)
Sales and maturities of investments	66,476	22,358
Decrease (increase) in restricted cash	940	(89)
Net cash acquired (paid) in purchase transactions	5,820	(31,200)
Increase in other long-term liabilities	106	295
Increase in other assets	(1,070)	(5,210)

Net cash provided by (used in) investing activities	7,202	(40,289)
Financing activities
Tax benefit from exercise of employee stock options recorded as additional paid-in capital	653	1,758
Proceeds from exercise of stock options and employee stock purchases	1,472	1,474
Borrowings under credit facility	20,000	3,100
Principal payments on credit facility, capital lease obligation and mortgage note	(5,000)	(82)

Net cash provided by financing activities	17,125	6,250

Net increase (decrease) in cash and cash equivalents	62,915	(25,608)
Cash and cash equivalents at beginning of period	249,203	228,071

Cash and cash equivalents at end of period	$312,118	$202,463

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$12,411	$22,122

Interest	$1,055	$281

Schedule of non-cash investing and financing activities:
Change in unrealized gain on investments	$(128)	$(202)
Deferred taxes	43	79

Change in net unrealized gain on investments	$(85)	$(123)

Value of stock issued for employee compensation earned in previous year	$2,178	$—

Details of acquisitions:
Fair value of assets acquired	$86,003	$31,200
Less cash acquired in purchase transaction	(49,820)	—
Liabilities assumed in purchase transaction	(42,003)	—

Cash (acquired) paid in purchase transaction, net of cash acquired	$(5,820)	$31,200